UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 7, 2009

NRDC ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant’s telephone number, including area code: (914) 272-8067

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2009, NRDC Acquisition Corp., a Delaware corporation (“NRDC Acquisition”), entered into a Framework Agreement (the “Framework Agreement”), by and between NRDC Acquisition and an affiliate, NRDC Capital Management, LLC, a Delaware limited liability company (“NRDC Capital Management”).

The following summaries of the transactions contemplated by the Framework Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Upon the consummation of the transactions contemplated by the Framework Agreement, NRDC Acquisition intends to continue its business as a corporation that will qualify as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes, commencing with its taxable year ending December 31, 2010. Consummation of the transactions contemplated by the Framework Agreement are conditioned upon, among other things, the approval by NRDC Acquisition’s stockholders and warrantholders of certain amendments to NRDC Acquisition’s certificate of incorporation and warrants, respectively. NRDC Acquisition’s warrantholders will be asked to amend their respective warrants to, among other things, (i) increase the exercise price from $7.50 to $12.00 per share in exchange for extending the warrant expiration by three years to October 23, 2014, (ii) limit a warrantholder’s ability to exercise its warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership, each as defined in NRDC Acquisition’s certificate of incorporation (as proposed to be amended), does not exceed the restrictions contained in the certificate of incorporation limiting the ownership of shares of NRDC Acquisition’s common stock, (iii) increase the price at which NRDC Acquisition’s common stock must trade before NRDC Acquisition is able to redeem the warrants it issued in its IPO from $14.25 to $18.75 and (iv) increase the price at which NRDC Acquisition’s common stock must trade before NRDC Acquisition is able to redeem the warrants it issued to NRDC Capital Management prior to NRDC Acquisition’s IPO from $14.25 to (x) $22.00, as long as the warrants are held by NRDC Capital Management or its members, members of its members’ immediate families or their controlled affiliates, or (y) $18.75.

In connection with the transactions contemplated by the Framework Agreement, NRDC Capital Management has agreed to cancel 10,125,000 shares of NRDC Acquisition’s common stock it owns that it acquired prior to NRDC Acquisition’s initial public offering (the “IPO”) immediately prior to or upon consummation of the transactions contemplated by the Framework Agreement for no consideration. In addition, each of NRDC Acquisition’s independent directors has agreed to cancel all but 25,000 of the shares such director acquired prior to the IPO.

Following the consummation of the transactions contemplated by the Framework Agreement, NRDC Acquisition business plan contemplates that it will invest in, acquire, own, lease, reposition and manage a diverse portfolio of necessity-based retail properties, including, primarily, well located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. NRDC Acquisition may also acquire other retail properties, including power centers, regional malls, lifestyle centers and single-tenant retail locations, that are leased to national, regional and local tenants. The transactions contemplated by the Framework Agreement are expected to be completed on or prior to October 23, 2009, pending approval by NRDC Acquisition’s stockholders and warrantholders and subject to certain closing conditions, as described herein and in the Framework Agreement. It is anticipated that, subject to stockholder approval, NRDC Acquisition will change its name to Retail Opportunity Investments Corp.

The Charter Amendments

In the prospectus included in the registration statement for NRDC Acquisition’s IPO, NRDC Acquisition undertook to consummate an initial business combination in which it would acquire one or more assets or control of one or more operating businesses having a fair market value of at least 80% of the amount in NRDC Acquisition’s trust account (as determined in accordance with the requirements of NRDC Acquisition’s certificate of incorporation) at the time of such business combination. In the proposed transactions set forth in the Framework Agreement, NRDC Acquisition is not acquiring one or more assets or control of one or more operating businesses.

Rather, the Framework Agreement, among other things, contemplates NRDC Acquisition will take steps to continue its business as a corporation that will elect to qualify to be taxed as a REIT for U.S. federal income tax purposes. Accordingly, the proposed transactions contemplated by the Framework Agreement do not satisfy the requirements set forth in NRDC Acquisition’s certificate of incorporation. However, NRDC Acquisition considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination candidate, none of which were believed to be as attractive to its public stockholders as continuing its business as a corporation that will elect to qualify as a REIT. Accordingly, NRDC Acquisition is proposing to amend the terms of its certificate of incorporation to provide that the consummation of substantially all of the transactions contemplated by the Framework Agreement will also constitute a “Business Combination” under its certificate of incorporation (the “Initial Charter Amendment”).

If the Initial Charter Amendment is approved by NRDC Acquisition’s stockholders, NRDC Acquisition’s stockholders will be asked to approve (i) the transactions contemplated by the Framework Agreement and (ii) an amendment to NRDC Acquisition’s certificate of incorporation to provide for its perpetual existence (the “Second Charter Amendment”).

In addition to voting to approve the Initial Charter Amendment and the Second Charter Amendment, NRDC Acquisition’s stockholders will vote on proposals to approve amendments to NRDC Acquisition’s certificate of incorporation which (i) eliminate certain provisions applicable only to special purpose acquisition corporations, (ii) add various provisions relating to its intention to elect to qualify to be taxed as a REIT commencing with its taxable year ending December 31, 2010 and (iii) revise certain other provisions in anticipation of its existence as an operating business (the “Third Charter Amendment” and together with the Initial Charter Amendment and the Second Charter Amendment, the “Charter Amendments”).

Copies of the forms of the Initial Charter Amendment, the Second Charter Amendment and the Third Charter Amendment are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing description of the Charter Amendments is qualified in its entirety by reference to the full text of the Charter Amendments.

The Framework Agreement

The Framework Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about NRDC Acquisition, NRDC Capital Management or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Framework Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Framework Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Framework Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of NRDC Acquisition, NRDC Capital Management or their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Framework Agreement, which subsequent information may or may not be fully reflected in public disclosures by NRDC Acquisition and NRDC Capital Management.

Transactions Set Forth in the Framework Agreement

The Framework Agreement sets forth the steps NRDC Acquisition will take to continue its business as a corporation that will elect to qualify to be taxed as a REIT, commencing with its taxable year ending December 31, 2010. In particular, NRDC Acquisition will submit proposals to approve the Charter Amendments, an equity incentive plan and the amendment of NRDC Acquisition’s warrants to NRDC Acquisition’s stockholders and warrantholders for their consideration. NRDC Acquisition will also enter into (i) agreements with its IPO underwriters to revise the compensation they will receive upon consummation of a “Business Combination,” (ii) a termination agreement with NRDC Capital Management to terminate NRDC Capital Management’s obligation to purchase, and NRDC Acquisition’s obligation to issue, co-investment units immediately prior to the consummation of NRDC Acquisition’s initial “Business Combination” and (iii) amendments to each of the letter agreements between NRDC Acquisition, Banc of America Securities LLC and each of NRDC Acquisition’s executives and directors and NRDC Capital Management, pursuant to which each person will agree to surrender certain, or in the case of NRDC Capital Management, all, of its shares prior to or upon consummation of a “Business Combination.” NRDC Acquisition will also enter into certain ancillary documents.

Closing of the Transactions Contemplated by the Framework Agreement

The closing of the transactions contemplated by the Framework Agreement will take place as soon as practicable following the satisfaction or waiver of all conditions described below under the section entitled “Conditions to Closing,” or at such other time as NRDC Acquisition and NRDC Capital Management mutually agree. At the closing NRDC Acquisition and NRDC Capital Management have agreed to deliver to each other various transaction documents duly executed.

Representations and Warranties

The Framework Agreement contains representations and warranties of NRDC Acquisition relating, among other things, to:

•	due organization and similar corporate matters;
•	capital structure;
•	due authorization and execution, and enforceability;
•	consents and approvals; no violations;
•	Securities and Exchange Commission (“SEC”) reports, financial statements and Sarbanes-Oxley Act;
•	absence of undisclosed liabilities;
•	absence of certain changes or events;
•	contracts;
•	litigation;
•	permits and compliance with applicable laws;
•	tax matters;
•	assets and properties;
•	transactions with affiliates;
•	employee matters;
•	required votes of NRDC Acquisition’s stockholders and warrantholders;
•	NRDC Acquisition’s trust account; and
•	brokers.

The Framework Agreement contains representations and warranties of NRDC Capital Management relating, among other things, to:

•	due organization and similar corporate matters;
•	due authorization and execution, and enforceability;
•	consents and approvals; no violations;
•	litigation; and
•	brokers.

Covenants

NRDC Acquisition and NRDC Capital Management have each agreed to use commercially reasonable efforts to take such actions as are necessary, proper or advisable to consummate the transactions contemplated by the Framework Agreement. NRDC Acquisition has also agreed to continue to operate its business in the ordinary course prior to the closing and not to take the following actions, among others, without the prior written consent of NRDC Capital Management:

•

except in connection with the Charter Amendments and amendments to NRDC Acquisition’s bylaws so they are consistent with the Charter Amendments, amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

•

split, combine or reclassify any shares of NRDC Acquisition’s capital stock or other equity securities or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of NRDC Acquisition’s capital stock or other equity securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of NRDC Acquisition’s capital stock or other equity securities, except as contemplated by the Framework Agreement;

•

(x) issue, deliver or sell, or authorize the issuance, delivery or sale of, any of NRDC Acquisition’s capital stock, warrant or other equity securities, or (y) amend any term of any of NRDC Acquisition’s capital stock or other equity securities (in each case, whether by merger, consolidation or otherwise), except as contemplated by the Framework Agreement,;

•

acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, or businesses, other than in the ordinary course of business, except as contemplated by the Framework Agreement,;

•	sell, lease or otherwise transfer, or create or incur any lien on, any of NRDC Aquisition’s assets, securities, properties, or businesses, other than in the ordinary course of business;
•	make any material loans, advances or capital contributions to, or investments in, any other person or entity;
•	create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;
•	enter into any hedging arrangements;
•

enter into or amend any material contract or enter into any agreement or arrangement that limits or otherwise restricts in any respect NRDC Acquisition, or any successor thereto, or that could, after the consummation of the transactions contemplated by the Framework Agreement, limit or restrict in any respect NRDC Acquisition from engaging or competing in any line of business, in any location or with any person or, except in the ordinary course of business, otherwise waive, release or assign any material rights, claims or benefits;

•	increase compensation, bonus or other benefits payable to any director, officer or employee;
•	change the methods of accounting, except as required by concurrent changes in law or generally accepted accounting principles;
•

settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against NRDC Acquisition, including any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated by the Framework Agreement;

•

make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, materially amend any tax returns or file claims for material tax refunds, enter any material closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability, or take any action or fail to take any action that could prevent NRDC Acquisition from qualifying as a REIT commencing with its taxable year ending December 31, 2010; or

•	agree, resolve or commit to do any of the foregoing.

The Framework Agreement contains additional covenants of the parties, including, among others, covenants providing for:

•

preparation and filing of a proxy statement to solicit proxies from NRDC Acquisition’s stockholders and warrantholders to vote on the proposals that will be presented for consideration at the special meetings and reasonable best efforts by the parties to respond to any comments made by the SEC as promptly as practicable after such filing;

•

NRDC Acquisition taking all action necessary to convene a meeting of stockholders and warrantholders to obtain the approval of the proposals that will be presented for consideration at the special meetings;

•

NRDC Acquisition’s ability to seek to purchase, or enter into binding contracts to purchase shares of NRDC Acquisition’s common stock issued in its IPO (including shares purchased in the secondary market, the “IPO Shares”) following the initial filing of the proxy statement with the SEC;

•	protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;
•	the waiver by NRDC Capital Management of its rights to make claims against NRDC Acquisition to collect from the trust account for any monies that NRDC Acquisition may owe to it;
•

NRDC Acquisition’s election to qualify as a REIT in connection with the filing of its tax return for its taxable year ending December 31, 2010 and making a special distribution required under the Internal Revenue Code of 1986, as amended, by December 31, 2010;

•	amendment of NRDC Acquisition’s bylaws to ensure they are consistent with the Charter Amendments; and
•	ratifying the 2009 Equity Incentive Plan, subject to stockholder approval.

Conditions to Closing

Consummation of the transactions contemplated by the Framework Agreement is conditioned upon (i) (a) the affirmative vote of a majority of the outstanding shares of NRDC Acquisition’s common stock entitled to vote at a stockholders meeting approving the Initial Charter Amendment, (b) the affirmative vote of a majority of the outstanding IPO Shares voted at the stockholders meeting approving the transactions contemplated by the Framework Agreement and (c) at the stockholders meeting, the affirmative vote of a majority of the outstanding shares of NRDC Acquisition’s common stock entitled to vote, and the affirmative vote of a majority of the outstanding IPO shares, approving the Second Charter Amendment, (ii) the holders of fewer than 30% of the IPO Shares voting against the proposal to approve the transactions contemplated by the Framework Agreement and exercising their conversion rights and (iii) a majority of the holders of NRDC Acquisition’s warrants approving the amendment of NRDC’s warrants.

In addition, the consummation of the transactions contemplated by the Framework Agreement is conditioned upon, among other things:

•

no statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree having been enacted, entered, ordered, promulgated, issued or enforced by any court or other governmental authority that is in effect and prohibits, enjoins or restricts the consummation of such transactions;

•

the accuracy of the representations and warranties made by each party and the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct as of the closing, except as would not reasonably be expected to have a material adverse effect, and all covenants contained in the Framework Agreement having been materially complied with by each party;

•	the trust account containing at least $100 million (after payment to stockholders who exercise conversion rights and stockholders from whom IPO Shares are purchased by NRDC Acquisition);
•	receipt by NRDC Acquisition of an opinion from Richards, Layton & Finger, P.A. relating to the Initial Charter Amendment;
•	the Initial Charter Amendment having been filed with Secretary of State of Delaware and being in full force and effect;
•

NRDC Acquisition and the underwriters in NRDC Acquisition’s IPO having entered into agreements to revise the compensation they will receive upon the consummation of a “Business Combination” substantially in the form attached as an exhibit to the Framework Agreement; and

•

NRDC Acquisition and NRDC Acquisition’s directors and executive officers and NRDC Capital Management having entered into amendments to each of the letter agreements between NRDC Acquisition, Banc of America Securities LLC and such persons, pursuant to which each person will agree to surrender certain, or in the case of NRDC Capital Management, all, of its shares prior to or upon consummation of a “Business Combination.”

Waivers

If permitted under applicable law, either NRDC Acquisition or NRDC Capital Management may waive any inaccuracies in the representations and warranties contained in the Framework Agreement made to such party and waive compliance with any agreements or conditions contained in the Framework Agreement or in any document delivered pursuant to the Framework Agreement for the benefit of itself or such party. The condition requiring that the holders of fewer than 30% of the IPO Shares affirmatively vote against the proposal to approve the transactions contemplated by the Framework Agreement and demand conversion of their shares into cash may not be waived. NRDC Acquisition would file a Current Report on Form 8-K and issue a press release to disclose any waiver of any representation, warranty or condition to the Framework Agreement. If such waiver is material to investors, a supplement to the proxy statement to solicit proxies from NRDC Acquisition’s stockholders and warrantholders to vote on the proposals described herein would also be sent to holders of IPO Shares as promptly as practicable. There can be no assurance that all of the conditions will be satisfied or waived. At any time prior to the closing, either NRDC Acquisition or NRDC Capital Management may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the Framework Agreement.

The existence of the financial and personal interests of NRDC Acquisition’s directors may result in a conflict of interest on the part of one or more of them between what he or she may believe is best for NRDC Acquisition and what he or she may believe is best for himself or herself in determining whether or not to grant a waiver in a specific situation.

Termination

The Framework Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of NRDC Acquisition and NRDC Capital Management;
•	by either NRDC Acquisition or NRDC Capital Management:
—

if any court of competent jurisdiction or other competent government authority has issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting any or all of the transactions contemplated by the Framework Agreement, and such statute, rule, regulation, order, decree or injunction or other injunction has become final and non-appealable;

—

in the event of (i) a material breach of the Framework Agreement by the non-terminating party if such non-terminating party fails to cure such breach within twenty business days following notification thereof by the terminating party or (ii) the satisfaction of any condition to the terminating party’s obligations under the Framework Agreement becoming impossible if the failure of such condition to be satisfied is not caused by a breach of the Framework Agreement by the terminating party or its affiliates; or

—

if the transactions contemplated by the Framework Agreement are not consummated on or before October 23, 2009, unless such failure to consummate such transactions is due to the failure to act by the terminating party or its affiliates.

Effect of Termination

In the event of proper termination by either NRDC Acquisition or NRDC Capital Management, the Framework Agreement will become void and have no effect, without any liability or obligation on the part of NRDC Acquisition or NRDC Capital Management, except that:

•	the confidentiality obligations set forth in the Framework Agreement will survive;
•

the waiver by NRDC Capital Management of all rights against NRDC Acquisition to collect from the trust account for any monies that may be owed to it by NRDC Acquisition for any reason whatsoever, including but not limited to a breach of the Framework Agreement, and the acknowledgement that

NRDC Capital Management will not seek recourse against the trust account for any reason whatsoever, will survive;
•

the rights of the parties to bring actions against each other for any knowing or willful breach of any of the other party’s representations, warranties, covenants or other undertakings set forth in the Framework Agreement will survive; and

•	the fees and expenses incurred in connection with the Framework Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Fees and Expenses

Whether or not the transactions contemplated by the Framework Agreement are consummated and except as otherwise provided in the Framework Agreement, each party will bear its own expenses in connection with the transactions contemplated by the Framework Agreement.

Confidentiality; Access to Information

Each party will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the transactions contemplated by the Framework Agreement reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. NRDC Acquisition and NRDC Capital Management will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the Framework Agreement, subject to customary exceptions.

Amendments

The Framework Agreement may be a mended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. NRDC Acquisition would file a Current Report on Form 8-K and issue a press release to disclose any amendment to the Framework Agreement entered into by the parties. If such amendment is material to investors, a supplement to the proxy statement to solicit proxies from NRDC Acquisition’s stockholders and warrantholders to vote on the proposals described herein would also be sent to holders of IPO Shares as promptly as practicable.

Public Announcements

The parties have agreed that until closing or termination of the Framework Agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Framework Agreement and the transactions contemplated thereby; and
•

not issue or otherwise make any public announcement or communication pertaining to the Framework Agreement or the transactions contemplated thereby without the prior consent of the other party, which will not be unreasonably withheld, except as may be required by applicable law or court process.

A copy of the Framework Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Framework Agreement is qualified in its entirety by reference to the full text of the Framework Agreement.

The Warrant Amendment

In connection with the proposed transactions contemplated by the Framework Agreement, NRDC Acquisition is proposing an amendment to the Warrant Agreement, dated as of October 17, 2007, between NRDC Acquisition Corp. and Continental Stock Transfer & Trust Company, which governs its outstanding warrants by entering into a Supplement & Amendment to Warrant Agreement, by NRDC Acquisition Corp. and Continental

Stock Transfer & Trust Company, to provide that (i) the exercise price of its warrants will be increased to $12.00 per share, (ii) the expiration date of the warrants will be extended from October 17, 2011 to October 23, 2014, (iii) a warrantholder’s ability to exercise its warrants will be limited to ensure that such holder’s Beneficial Ownership or Constructive Ownership, each as defined in NRDC Acquisition’s certificate of incorporation (as proposed to be amended), does not exceed the restrictions contained in the certificate of incorporation limiting the ownership of shares of NRDC Acquisition’s common stock, (iv) the price at which NRDC Acquisition’s common stock must trade before NRDC Acquisition is able to redeem the warrants it issued in its IPO will be increased from $14.25 to $18.75 and (v) the price at which NRDC Acquisition’s common stock must trade before NRDC Acquisition is able to redeem the warrants it issued to NRDC Capital Management prior to its IPO will be increased from $14.25 to (x) $22.00, as long as the warrants are held by NRDC Capital Management or its members, members of its members’ immediate families or their controlled affiliates, or (y) $18.75. Assuming approval by the holders of NRDC Acquisition’s warrants, the amendments will be effective immediately upon consummation of the transactions contemplated by the Framework Agreement. Approval of the warrant amendments is a condition to consummating the transactions contemplated by the Framework Agreement.

A copy of the form of the amendment to the Warrant Agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the form of the amendment to the Warrant Agreement is qualified in its entirety by reference to the full text of the form of the amendment to the Warrant Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Framework Agreement, NRDC Acquisition is proposing that its stockholders vote to adopt the proposed 2009 equity incentive plan (the “2009 Equity Incentive Plan”), to be effective upon consummation of the transactions contemplated by the Framework Agreement. The 2009 Equity Incentive Plan will provide for grants of restricted common stock and other equity-based awards from time to time up to an aggregate of 7.5% of the issued and outstanding shares of our common stock at the time of the award, subject to a ceiling of 4,000,000 shares available for issuance under the 2009 Equity Incentive Plan. The 2009 Equity Incentive Plan will provide NRDC Acquisition with a means of securing and retaining key employees and others of outstanding ability and to motivate such individuals to exert their best efforts on NRDC Acquisition’s behalf.

Forward-looking statements

This report and the exhibits hereto include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. NRDC Acquisition’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, NRDC Acquisition’s expectations with respect to future performance, anticipated financial impacts of the proposed transactions, certificate of incorporation and warrant amendments and related transactions; approval of the proposed certificate of incorporation and warrant amendments and related transactions by stockholders and warrantholders, as applicable; the satisfaction of the closing conditions to the proposed transactions, certificate of incorporation and warrant amendments and related transactions; and the timing of the completion of the proposed transactions, certificate of incorporation and warrant amendments and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside NRDC Acquisition’s control and difficult to predict. Factors that may cause such differences include, but are not limited to, the following:

• Our ability to identify and acquire retail real estate and real estate-related debt investments that meet our investment standards and the time period required for us to acquire our initial portfolio of our target assets;

• The level of rental revenue and net interest income we achieve from our target assets;

• The market value of our assets and the supply of, and demand for, retail real estate and real estate-related debt investments in which we invest;

• The length of the current economic downturn;

• The conditions in the local markets in which we will operate, as well as changes in national economic and market conditions;

• Consumer spending and confidence trends;

• Our ability to enter into new leases or to renew leases with existing tenants at the properties we acquire at favorable rates;

• Our ability to anticipate changes in consumer buying practices and the space needs of tenants;

• The competitive landscape impacting the properties we acquire and their tenants;

• Our relationships with our tenants and their financial condition;

• Our use of debt as part of our financing strategy and our ability to make payments or to comply with any covenants under any borrowings or other debt facilities we obtain;

• The level of our operating expenses, including amounts we are required to pay to our management team and to engage third party property managers;

• Changes in interest rates that could impact the market price of our common stock and the cost of our borrowings; and

• Legislative and regulatory changes (including changes to laws governing the taxation of REITs).

Other factors include the possibility that the transactions contemplated by the Framework Agreement do not close, including due to the failure to receive required stockholder and warrantholder approvals, or the failure of other closing conditions.

NRDC Acquisition cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in NRDC Acquisition’s most recent filings with the SEC and in the definitive proxy statement to be used in connection with the transactions contemplated by the Framework Agreement, as described below. All subsequent written and oral forward-looking statements concerning NRDC Acquisition, the Framework Agreement, the related transactions or other matters and attributable to NRDC Acquisition or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. NRDC Acquisition cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. NRDC Acquisition does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

NRDC Acquisition intends to file a preliminary proxy statement with the SEC in connection with the proposed transactions, certificate of incorporation amendments and the warrant amendments and to mail a definitive proxy statement and other relevant documents to NRDC Acquisition’s stockholders and warrantholders. NRDC Acquisition’s stockholders and warrantholders and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with solicitation of proxies for the special meetings of NRDC Acquisition’s stockholders and warrantholders to be held to approve the transactions, certificate of incorporation amendments and the warrant amendments because this proxy statement will contain important information about NRDC Acquisition and the proposed transactions. Such persons can also read NRDC Acquisition’s final prospectus from its initial public offering dated October 23, 2007, its annual report on form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 13, 2009, as amended (“Annual Report”) and other reports as filed with the SEC, for a description of the security holdings of NRDC Acquisition’s officers and directors and their affiliates and their other respective interests in the successful consummation of the proposed transactions. The definitive proxy statement will be mailed to stockholders and warrantholders as of a record date to be established for voting on the proposed transactions, certificate of incorporation amendments and the warrant amendments and related transactions. Stockholders and warrantholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: NRDC Acquisition Corp., 3 Manhattanville Road, Purchase, NY 10577, Attention: Joseph Roos, telephone (914) 272-8066.

Participation in Solicitation

NRDC Acquisition, and its respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies for the special meetings of NRDC Acquisition’s stockholders and NRDC Acquisition’s warrantholders to approve the proposed transaction. A list of the names of those directors and officers and descriptions of their interests in NRDC Acquisition is contained in NRDC Acquisition’s Annual Report. NRDC Acquisition’s stockholders and warrantholders may also obtain additional information about the interests of its directors and officers in the transactions by reading the preliminary proxy statement and other relevant materials to be filed by NRDC Acquisition with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRDC ACQUISITION CORP.

Dated: August 10, 2009	By:	/s/ Richard A. Baker
Richard A. Baker
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Initial Charter Amendment.
Exhibit 10.2	Form of Second Charter Amendment.
Exhibit 10.3	Form of Third Charter Amendment.
Exhibit 10.4	Framework Agreement, dated as of August 7, 2009, by and between NRDC Acquisition Corp. and NRDC Capital Management, LLC.
Exhibit 10.5	Form of Amendment to Warrant Agreement.
Exhibit 99.1	Press release of NRDC Acquisition date August 10, 2009.